Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF FEBRUARY 25, 2021, BY AND BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.
WARRANT No. 1
to purchase
3,950,000
Shares of Common Stock
EVERGY, INC.
a Missouri Corporation

Issue Date: April 14, 2021

1.Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.
“Affiliate” has the meaning ascribed to it in the Purchase Agreement.
“Board of Directors” means the board of directors of the Corporation, including any duly authorized committee thereof.
“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.
“business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
“Cash Settlement” has the meaning set forth in Section 3(C).

“Cash Settlement Warrant Shares Number” has the meaning set forth in Section 3(C).
“Cashless Exercise” has the meaning set forth in Section 3(A).
“Cashless Exercise Ratio” with respect to any exercise of this Warrant means a fraction (i) the numerator of which is the excess of (x) the VWAP for the Common Stock for the 30 Trading Days immediately preceding such exercise date over (y) the Exercise Price, and (ii) the denominator of which is the VWAP for the Common Stock for the 30 Trading Days immediately preceding such exercise date.
“Common Stock” means the Corporation’s common stock, no par value.
“Corporation” means Evergy, Inc., a Missouri corporation.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Exercise Price” means $64.70 (as such price may be adjusted from time to time pursuant to Section 12 hereof).
“Expiration Date” means April 14, 2024.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Market Price” means, with respect to the Common Stock, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of the Common Stock on the New York Stock Exchange on such day. If the Common Stock is not listed on the New York Stock Exchange on any date of determination, the Market Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) or a similar organization, or, if that bid price is not available, the Market Price of the Common Stock on that date shall mean the fair market value per share as determined by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by the

Corporation for this purpose and certified in a resolution sent to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the Trading Day preceding, on or following the occurrence of an event, (i) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).
“NYSE Stockholder Approval” means any stockholder approval under the listing rules of the New York Stock Exchange (or any other national securities exchange on which the Common Stock is listed) with respect to the issuance of the Warrant Shares.
“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.
“Purchase Agreement” means the Securities Purchase Agreement, dated as of February 25, 2021, as amended from time to time, between the Corporation and BEP Special Situations V LLC, including all schedules and exhibits thereto.
“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such shares of Common Stock without the Warrantholder (or any Affiliate thereof) being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the HSR Act.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Shares” has the meaning set forth in Section 2.
“Successor Entity” has the meaning set forth in Section 12(B).
“Trading Day” means a day on which the New York Stock Exchange is open for trading.
“VWAP” means the volume weighted average price per share of Common Stock on the New York Stock Exchange (as reported by Bloomberg L.P. (or its successor) or, if not available, by another authoritative source mutually agreed by the Corporation and Warrantholder) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day.

“Warrant” means this Warrant, issued pursuant to the Purchase Agreement.
“Warrant Shares” means the Shares issuable or issued upon exercise of this Warrant (as such number of Shares may be adjusted from time to time pursuant to Section 3(A) and Section 12 hereof).
“Warrantholder” has the meaning set forth in Section 2.
2.Number of Shares; Exercise Price. This certifies that, for value received, BEP Special Situations V LLC or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Corporation, in whole or in part, up to an aggregate of 3,950,000 fully paid and nonassessable shares of Common Stock (as such number of Shares may be adjusted from time to time pursuant to Section 3(A) and Section 12 hereof), at a purchase price per share of Common Stock equal to the Exercise Price pursuant to the Cashless Exercise procedures set forth in Section 3(A) below. The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments. The Corporation shall have the option to elect, in its sole discretion, a Cash Settlement with respect to any exercise of this Warrant, in whole or in part, on the terms set forth in Section 3(C) below.
3.Exercise of Warrant; Term; Cash Settlement.
(A)    Subject to Section 2 and 3(C), to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Corporation on the date hereof, but in no event later than 5:00 p.m., New York City time, on the Expiration Date, by (i) the surrender of this Warrant and an executed Notice of Exercise in substantially the form annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Corporation located at 1200 Main Street, Kansas City, Missouri 64105 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Corporation), and (ii) payment of the Exercise Price for the Shares thereby purchased, without payment of cash, by reducing the number of Warrant Shares obtainable upon the exercise of this Warrant (either in full or in part, as applicable) and payment of the Exercise Price as set forth herein so as to yield a number of Warrant Shares obtainable upon the exercise of this Warrant (either in full or in part, as applicable) equal to the product of (x) the number of Warrant Shares issuable upon the exercise of this Warrant (either in full or in part, as applicable) (assuming, solely for purposes of this calculation, that payment of the Exercise Price were being made in cash) and (y) the Cashless Exercise Ratio (such manner of exercise, a “Cashless Exercise”).

(B)    If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder shall be entitled to receive from the Corporation within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.
(C)    Notwithstanding anything in this Warrant to the contrary, upon the exercise of this Warrant, in whole or in part, the Corporation shall, at its election and without prior notice to the Warrantholder, have the option to pay to the Warrantholder cash in lieu of issuing Shares pursuant to Section 3(A) (such manner of settlement, a “Cash Settlement”) if, and to the extent, the issuance of such Shares would require a NYSE Stockholder Approval. With respect to any exercise of this Warrant, the number of Shares not issued solely because of the Corporation’s Cash Settlement election shall be referred to herein as the “Cash Settlement Warrant Shares Number”. The cash payable by the Corporation with respect to any Cash Settlement shall be equal to the product of (x) Cash Settlement Warrant Shares Number and (y) the VWAP for the Common Stock for the 30 Trading Days immediately preceding such exercise date. The payment of cash with respect to a Cash Settlement shall be made within three business days of the applicable exercise date by wire transfer of immediately available funds to the account designated by the Warrantholder in the applicable Notice of Exercise.
4.Issuance of Shares; Authorization.     Certificates for Shares issued upon exercise of this Warrant shall be issued in the name of the Warrantholder and shall be delivered to the Warrantholder within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant; provided, that, in lieu of such certificates, the Corporation may cause such shares to be issued in book entry form, in which case a statement of book entry interests shall be delivered to the Warrantholder within the aforementioned period. The Corporation hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3(A) shall be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, except as otherwise provided herein, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Corporation agrees that the Shares so issued shall be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and an executed Notice of Exercise in substantially the form annexed hereto are delivered to the Corporation in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Shares, or any statement of book entry interests in lieu thereof, may not be actually delivered on such date. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of the rights under this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for purposes of the exercise of this

Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Warrantholder, the Corporation shall immediately take all corporate action necessary to increase its authorized and unissued shares of Common Stock to a number of shares as shall be sufficient for such purposes. The Corporation will (A) procure, at its sole expense and prior to the issuance of such Shares, the listing of such Shares issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Corporation will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded. The Corporation and the Warrantholder shall reasonably cooperate to take such other actions as are necessary to obtain (i) any Regulatory Approvals applicable to Warrantholder’s exercise of its rights hereunder, including with respect to the issuance or acquisition of the Shares and (ii) any regulatory approvals applicable to the Corporation solely as a result of the issuance of the Shares. Before taking any action that would cause an adjustment pursuant to Section 12 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Corporation shall take any and all corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at the Exercise Price as so adjusted.
5.No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last Trading Day preceding the date of exercise less the Exercise Price for such fractional share.
6.No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder (in such capacity) to (i) receive dividends or other distributions, (ii) consent to any action of the stockholders of the Corporation, (iii) receive notice of or vote at any meeting of the stockholders, (iv) receive notice of any other proceedings of the Corporation or (v) exercise any other rights whatsoever, in any such case, as a stockholder of the Corporation. The Corporation shall at no time close its transfer books against transfer of this Warrant in any manner that interferes with the timely exercise of this Warrant.
7.Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of Warrant Shares or the Warrants in a name other than that of the Warrantholder or an Affiliate thereof. The Warrantholder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares or cash upon exercise or settlement hereunder.

8.Transfer/Assignment.
(A)    This Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.1 of the Purchase Agreement, and this Warrant may only be transferred to a Permitted Transferee in accordance with the terms of the Purchase Agreement. Subject to compliance with the foregoing and clause (B) of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3(A). All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Corporation.
(B)    If and for so long as required by the Purchase Agreement, this Warrant shall contain a legend as set forth in Section 4.2 of the Purchase Agreement.
9.Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Corporation, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Corporation shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.
10.Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.
11.Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.
12.Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication:
(A)    Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock that such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.
(B)    Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 12(A)), the Warrantholder may elect, in its sole discretion and upon written notice to the Corporation at least five business days prior to the consummation of such Business Combination or reclassification, to either (i) have the successor entity to the Business Combination (the “Successor Entity”) assume in writing all of the obligations of the Corporation under this Warrant, including agreements to deliver to the Warrantholder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, which is exercisable for a corresponding number of shares of share capital equivalent to the Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Business Combination, and with an exercise price which applies the exercise price hereunder to such shares of share capital (but taking into account the relative value of the Shares pursuant to such Business Combination and the value of such shares of share capital, such adjustments to the number of shares of share capital and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Business Combination) or (ii) have the Warrantholder’s right to receive Shares upon exercise of this Warrant converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be achievable, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election (including, without limitation, being subject to similar proration constraints) upon exercise of this Warrant with respect to the number of shares of stock or other securities or property that the Warrantholder shall receive upon exercise of this Warrant.
(C)    Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.
(D)    Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 12 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock or upon Cash Settlement; provided, however, that the Corporation upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.
(E)    Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 12, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by a nationally recognized next day courier service (with a copy sent concurrently by e-mail) to the Warrantholder at the mailing and e-mail addresses appearing in the Corporation’s records (which initially shall be as set forth in Section 16 hereof).
(F)    Notice of Adjustment Event. In the event that the Corporation shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Corporation shall give notice to the Warrantholder, in the manner set forth in Section 12(E), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property that shall be deliverable upon exercise of this Warrant. In the case of any action that would require the fixing of a record date, such notice shall be given at least 5 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
(G)    Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur.
13.Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the non-exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (b) that non-exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 16 hereof. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents (as defined in the Purchase Agreement) or the transactions contemplated hereby or thereby.
14.Binding Effect. This Warrant shall be binding upon any successors or assigns of the Corporation.
15.Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Corporation and the Warrantholder.

16.Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered personally upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a nationally recognized next day courier service, in each case with a copy sent concurrently by e-mail. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Corporation, to:

Evergy, Inc.
1200 Main Street, 31st Floor
Kansas City, Missouri 64105

Attention:	Heather A. Humphrey
E-mail:	Heather.Humphrey@evergy.com

with a copy to (which copy alone shall not constitute notice):

Cravath, Swaine & Moore LLP
Worldwide Plaza 825 Eighth Avenue
New York, New York 10019

Attention:	Erik R. Tavzel
Andrew C. Elken
E-mail:	etavzel@cravath.com
aelken@cravath.com

If to the Warrantholder, to

Bluescape Energy Partners, LLC
200 Crescent Court, Suite 1900
Dallas, TX 75201
Attention:	Jonathan Siegler
E-mail:	jsiegler@bluescapepartners.com

with a copy to (which copy alone shall not constitute notice):

Kirkland & Ellis LLP
609 Main St.
Houston, TX 77002

Attention:	Julian J. Seiguer, P.C.
Shubi Arora, P.C.
E-mail:	julian.seiguer@kirkland.com
shubi.arora@kirkland.com

17.Entire Agreement. This Warrant and the form annexed hereto, and the Purchase Agreement (and the other documents referenced in Section 5.7 of the Purchase Agreement), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed by a duly authorized officer.

Dated: April 14, 2021

EVERGY, INC.

By: /s/Kirkland B. Andrews
Name: Kirkland B. Andrews
Title: Executive Vice President and
Chief Financial Officer

[Form of Notice of Exercise]
Date: [●]
TO: [●]
RE: Election to Purchase Common Stock
The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant, subject to the Corporation’s right to elect a Cash Settlement. The undersigned, in accordance with Section 3(A) of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock as set forth below by way of Cashless Exercise. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name of the Warrantholder set forth below.
Number of Shares of Common Stock with respect to which the Warrant is being exercised (including shares to be withheld as payment of the Exercise Price pursuant to Section 3(A)(ii), if any): [●]
Aggregate Exercise Price: [●]
The undersigned directs payment with respect to a Cash Settlement, if applicable, to be made in accordance with the following wire instructions:

Bank Name and Address:	[●]
ABA/Routing Number:	[●]
Beneficiary Account Name:	[●]
Beneficiary Account Number:	[●]
Special Instructions:	[●]

Warrantholder
By:
Name:
Title: